July 27, 2005

Dear Stockholders,

You are cordially invited to attend the Annual Meeting of Stockholders on Friday, September 9, 2005 at 12:00 p.m., in the Meisnest Room at the Washington Athletic Club in Seattle, Washington.

Whether or not you plan to attend the meeting in person, please complete, date and sign the accompanying proxy card or voting instruction card (whichever is enclosed) and return it promptly in the enclosed envelope to ensure that your shares are represented and voted in accordance with your wishes. You may revoke your proxy by following the procedures set forth in the accompanying proxy statement. If you are a stockholder of record or if you hold a legal proxy authorizing you to vote shares held in a nominee or street name account, you may still vote in person at the meeting even though you previously submitted your proxy.

Very truly yours,

Patrick W.E. Hodgson

Chairman of the Board

TODD SHIPYARDS CORPORATION

1801 16th Avenue Southwest

Seattle, Washington 98134

July 27, 2005

NOTICE OF ANNUAL MEETING

The 2005 Annual Meeting of Stockholders (the "Meeting") of Todd Shipyards Corporation, a Delaware corporation ("Todd" or the "Company"), will be held on Friday, September 9, 2005, 12:00 p.m., local time, in The Meisnest Room (3rd Floor) of The Washington Athletic Club at 1325 Sixth Avenue in Seattle, Washington, for the following purposes:

1. To elect eight directors to serve until the 2006 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors of the Company fixed the close of business on July 11, 2005 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. Only record holders of the Company's common stock, $.01 par value per share, at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. A complete list of stockholders entitled to vote at the Meeting will be available for examination during normal business hours by a Company stockholder, for purposes related to the Meeting, for a period of ten days prior to the meeting, at the Company's corporate offices located at 1801 16th Avenue S.W., Seattle, Washington.

By Order of the Board of Directors

Michael G. Marsh

Secretary

This Proxy Statement, the accompanying form of Proxy Card or Voting Instruction Card and the 2005 Annual Report are being mailed beginning on or about the 27th day of July, 2005 to stockholders entitled to vote.

TODD SHIPYARDS CORPORATION

1801 16th Avenue Southwest

Seattle, Washington 98134

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

September 9, 2005

GENERAL INFORMATION

This proxy statement and the accompanying proxy card or voting instruction card (as the case may be) are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Todd Shipyards Corporation, a Delaware corporation ("Todd" or the "Company"), to be used at the 2005 Annual Meeting of Stockholders of the Company to be held on Friday, September 9, 2005 at 12:00 p.m. local time, in the Meisnest Room (3rd Floor) of The Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington, and at any adjournment or postponement thereof (the "Meeting"). This proxy statement and the accompanying proxy card or voting instruction card are first being mailed to the holders of the Company's common stock, $.01 par value per share (the "Common Stock"), on or about July 27, 2005.

Stockholders of the Company represented at the meeting in person or by proxy will consider and vote upon (i) the election of eight directors to serve until the 2006 Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified; and (ii) such other business as may properly come before the Meeting. The Company is not aware of any other business to be presented for consideration at the Meeting.

In prior years, the Company has included on the agenda for its Annual Meeting of Shareholders action by the shareholders to ratify the selection of the Company's independent auditors. In view of the fact that the Audit Committee Charter, in conformity with requirements under the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act, and the New York Stock Exchange, gives plenary authority to the Audit Committee with respect to the selection and oversight of independent auditors, the Company has determined that such ratification is no longer appropriate. Representatives of Ernst & Young LLP, an Independent Registered Public Accounting Firm which served as the Company's independent auditors for the 2005 fiscal year, will be in attendance at the Annual Meeting with the opportunity to make a statement and to respond to appropriate questions from stockholders.

Voting and Proxies

Only holders of record of the Common Stock at the close of business on July 11, 2005 (the "Record Date") will be entitled to notice of and to vote at the Meeting. As of the date of filing this proxy statement, there were 5,423,156 outstanding shares of Common Stock. Non-record beneficial owners of shares of Common Stock held in brokerage or fiduciary accounts should consult their broker or fiduciary holder to determine the manner of exercising voting rights for which such non-record beneficial owners are entitled.

Each stockholder is entitled to one vote for each share held of record on that date on all matters which may come before the Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the conduct of business at the Meeting. At the Meeting, directors of the Company will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. Thus, the candidates, up to the number of directors to be elected, receiving the highest number of votes will be elected.

Any proxy given pursuant to this solicitation is revocable by the communication of such revocation in writing to the Secretary of the Company at any time prior to the exercise thereof, and any person executing a proxy who attends the Meeting may vote in person by ballot instead of by proxy, thereby revoking any previously executed proxy. All shares represented by properly executed proxies will, unless such proxies have been previously revoked, be voted at the Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted in favor of the nominees for the Board of Directors listed in this proxy statement (Proposal No. 1). The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the Meeting.

Under applicable rules of the New York Stock Exchange, uncontested election of directors at the Annual Meeting is deemed to be a routine matter such that NYSE Member Firms may (but are not required to) vote shares held in "street name" in the election of directors in the absence of express direction to the contrary from their clients who beneficially own such shares.

ELECTION OF DIRECTORS

At the Meeting, stockholders will elect eight Directors, each of who will serve until the next annual meeting of stockholders or until his respective successor shall have been elected and qualified or until his earlier resignation or removal. The shares represented by proxy will be voted in favor of the election of the persons named below unless authorization to do so is withheld in the proxy. In the event that any of the nominees should be unavailable to serve as a director, which is not presently anticipated, it is the intention of the persons named in the proxy card to select and cast their votes for the election of such other person or persons as the Board of Directors may designate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE ELECTION OF THE NOMINEES IDENTIFIED BELOW.

Information Concerning the Nominees

The following sets forth the name of each Nominee for election to the Board of Directors, his age, his principal occupation for at least the past five years and the period during which he has served as a director of the Company. All Nominees are currently directors. Each Nominee was nominated by the Board of Directors for election as director.

Brent D. Baird (Age 66) - Director since 1992

Since January 1992 to the present, Mr. Baird has been a private investor. Mr. Baird was a general partner with Trubee, Collins & Co., a member firm of the New York Stock Exchange, from April 1970 to December 1983. From January 1984 through December 1991, Mr. Baird was a limited partner with Trubee, Collins & Co. Mr. Baird serves as a member of the board of directors of Merchant's Group, Inc., M&T Bank Corporation and Allied Healthcare Products, Inc.

Steven A. Clifford (Age 62) - Director since 1993

Mr. Clifford served as Chairman and CEO of National Mobile Television, Inc. from 1992 to 2000. From 1979-1992 he served as President and CEO (1987-1992) of King Broadcasting Company, Inc. and as Vice President-Finance (1979-1987). Mr. Clifford serves on the Board of Directors of National Mobile Television, Laird Norton Company, Vigilos, Harbor Properties Inc., King FM, and Mosaica Education, Inc.

Patrick W.E. Hodgson (Age 64) - Director since 1992, Chairman since 1993

Mr. Hodgson has served as President of Cinnamon Investments, Ltd. (real estate and other investments) since 1981. From 1964 to 1989 he was also president of London Machinery Co. Ltd., a manufacturer of concrete and road machinery. Mr. Hodgson serves as a member of the Board of Directors of M&T Bank Corporation, and First Carolina Investors, Inc.

Admiral David E. Jeremiah, USN (Ret.) (Age 71) - Director since 2003

Admiral Jeremiah has served as President of Technology Strategies & Alliances Corporation (a strategic advisory and investment banking firm engaged primarily in the aerospace, defense, telecommunications and electronics industries) since October 1994. Prior to his retirement from the U.S. Navy in February 1994 following a 39-year career, he was Vice Chairman, Joint Chiefs of Staff from 1990 to 1994 and Commander-in-Chief of the United States Pacific Fleet from 1987 to 1990. Admiral Jeremiah serves as Chairman of the Board of Directors of Wackenhut Services, Inc. and serves on the Boards of Directors for Alliant Techsystems Inc., Geobiotics, LLC and the Board of Trustees for MITRE Corporation. He further serves on the advisory boards for Northrop Grumman Corporation and the Jewish Institute for National Security Affairs. He also serves as Chairman of the ManTech International Advisory Board.

Joseph D. Lehrer (Age 56) - Director since 1992

Mr. Lehrer has been a stockholder and officer of Greensfelder, Hemker & Gale, P.C. and a partner of its previous partnership (law firm) since 1980. He specializes in a corporate finance and mergers and acquisition practice involving public and private corporations. Mr. Lehrer is an Adjunct Professor of Law at Washington University School of Law in St. Louis, Missouri. Mr. Lehrer serves as a director of several privately-held corporations.

William L. Lewis (Age 53) - Director since 2004

Mr. Lewis is President and Chief Executive Officer of Lease Crutcher Lewis, a construction firm headquartered in Seattle, Washington, with offices in Portland, Oregon and Toronto, Canada. Mr. Lewis is Vice Chairman of The Seattle Foundation, past chairman and board member of the Woodland Park Zoo in Seattle, past chairman and current member of the Downtown Seattle Association, and Vice Chairman of the American Heart Walk in Seattle. Mr. Lewis is an honors graduate of Princeton University with a bachelor's degree in Civil Engineering, Mr. Lewis also has a Masters Degree and Honors Fellowship in Civil Engineering and Construction Management from Stanford University.

Philip N. Robinson (Age 68) - Director since 1992

Mr. Robinson is currently a Vice-President with A.G. Edwards & Sons, Inc. (securities brokerage). From 1992 to 2002, Mr. Robinson was Sr. Vice-President of Wells Fargo Van Kasper (brokerage). From 1981 to 1987 and from 1988 to May 1992 Mr. Robinson was a Senior Vice President with Seidler Amdec Securities. Mr. Robinson was a Vice-President with Froley Revy & Co. from 1987 to 1988.

Stephen G. Welch (Age 48) - Officer Since 1994; Director since 1998

Mr. Welch joined the Company in March 1994 as Vice President of the Company and Chief Operating Officer of TSI Management, Inc., a wholly owned subsidiary of the Company. Mr. Welch was elected Chief Executive Officer of Elettra Broadcasting, Inc., another wholly owned subsidiary of the Company in May 1995. Mr. Welch was appointed Acting Chief Financial Officer in March 1995 and served in that capacity until July 1995. Mr. Welch was again appointed Acting Chief Financial Officer and Treasurer in September 1996 and served in that capacity until his appointment to Chief Financial Officer and Treasurer in June 1997. In September 1997, Mr. Welch was elected to the positions of Chief Executive Officer and President of the Company, and Chairman and Chief Executive Officer of Todd Pacific Shipyards Corporation, the Company's wholly owned subsidiary ("Todd Pacific"). In September 1998, Mr. Welch was elected to the Board of Directors of Todd Shipyards Corporation.

Corporate Governance

Corporate Governance Principles, Guidelines and Board Matters

Todd Shipyards Corporation is committed to having sound corporate governance principles and the highest ethical standards. The Board of Directors ("Board") of the Company has adopted Corporate Governance Guidelines which set forth the practices the Board will follow with respect to Board function and operation, Board organization and composition and Board conduct. The Corporate Governance Guidelines may be viewed at www.toddpacific.com.

Board of Director Independence

The Board has determined that, excepting the Chairman of the Board and the Chief Executive Officer, each of the current Directors standing for election is independent within the meaning of Todd's director independence standards, which reflect exactly the New York Stock Exchange ("NYSE") director independence standards, as currently in effect. Furthermore, the Board has determined that each of the members of each respective committee is independent within the meaning of the Sarbanes-Oxley Act of 2002 (Audit Committee) and the NYSE committee independence standards (Audit, Compensation and Nominating/Corporate Governance Committees).

Board Structure and Committee Composition

The Board of Directors held four (4) meetings during the Company's 2005 fiscal year. Each of the Directors attended at least 75% of the meetings of the Board and the committees on which they served. The Board of Directors has established the following standing committees:

Nominating/Corporate Governance	Audit	Compensation	Executive Committee
Brent D. Baird	Steven A. Clifford	Joseph D. Lehrer	Patrick W.E. Hodgson
(Chairman)	(Chairman)	(Chairman)	(Chairman)
Steven A. Clifford	Brent D. Baird	David E. Jeremiah	Brent D. Baird
Philip N. Robinson	Philip N. Robinson	William L. Lewis	Joseph D. Lehrer

The Company currently has eight directors.

Committees

Audit Committee

The Audit Committee (the "Committee") oversees the Company's internal controls and financial reporting process on behalf of the Board of Directors and has plenary authority over the selection, compensation and oversight (including the scope of any non-audit services) with respect to the Company's independent auditors. The Audit Committee is composed exclusively of directors who are not salaried employees of the Company and who are, in the opinion of the Board of Directors, independent and free from any relationship which would interfere with the exercise of independent judgment as a Committee member. The Audit Committee meets in full subsequent to fiscal year end to review the year end results with management and the Company's independent auditors. On behalf of the full Audit Committee, a Sub-Committee may meet with management and the Company's independent auditors, in lieu of the full Audit Committee, to review the quarterly financial statements in accordance with the Company's Audit Committee Charter. The Audit Committee held four (4) meetings during the Company's 2005 fiscal year and the Sub-Committee did not meet during the Company's 2005 fiscal year.

The Board has determined that all of the members of the Audit Committee are independent within the meaning of the SEC regulations, the listing standards of the New York Stock Exchange ("NYSE") and the Company's Corporate Governance Guidelines. The Board has further determined that Steven A. Clifford (current chairman of the committee) qualifies as a Company "audit committee financial expert" as defined by the rules and regulations of the SEC. Additionally the Board has determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined pursuant to the rules of the NYSE. The Charter of the Audit Committee is filed herewith as Appendix "A" and may also be found on the Company's web site at www.toddpacific.com.

Compensation Committee

The principal responsibilities of the Compensation Committee are to establish and periodically review matters involving executive compensation; to recommend changes in employee benefit programs; and to provide counsel on key personnel selection and development programs for all corporate officers. The Compensation Committee is also responsible for establishing the compensation of the Chairman of the Board of Directors, its members and the chairmen and members of the respective committees. The Compensation Committee is composed exclusively of Directors who are not salaried employees of the Company and who are, in the opinion of the Board of Directors, independent and free from any relationship which would interfere with the exercise of independent judgment as a Committee member. The Compensation Committee held two (2) meetings during fiscal year 2005. The Charter of Compensation Committee may be found on the Company's web site at www.toddpacific.com.

Nominating/Corporate Governance

The primary objective and role of the Nominating/Corporate Governance Committee is to assist the Board in fulfilling its responsibilities by (i) identifying individuals qualified to become board Directors, (ii) selecting, or recommending selection of the director nominees for the next annual meeting of shareholders, and (iii) evaluating the effectiveness of the entire Board by ensuring that all standing committees are composed of qualified members. The Nominating/Corporate Governance Committee is composed exclusively of Directors who are not salaried employees of the Company and who are, in the opinion of the Board of Directors, independent and free from any relationship which would interfere with the exercise of independent judgment as a Committee member. The Nominating/Corporate Governance Committee held one (1) meeting during fiscal year 2005. The Nominating/Corporate Governance Committee Charter may be found on the Company's web site at www.toddpacific.com.

Executive Committee

During intervals between meetings of the Board of Directors, the Executive Committee exercises all the powers of the Board (except those powers specifically reserved by Delaware law to the full Board of Directors) in the management and direction of the Company's business and conduct of the Company's affairs in all cases in which specific directions have not been given by the Board. The Executive Committee did not meet during the Company's 2005 fiscal year.

Nominees for the Board of Directors

The Nominating/Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as by management and the Company's stockholders. As set forth in the Charter of the Nominating/Corporate Governance Committee, the committee reviews with the Board the appropriate characteristics, skills and experience for the Board as a whole and its individual members, and recommends to the Board of Directors candidates for Board membership in accordance with the characteristics, skills and experience set forth in the Corporate Governance Guidelines. The Nominating/Corporate Governance Committee, in evaluating the suitability of individual candidates and recommending candidates to stand for election, takes into account many factors, including a candidate's personal and professional ethics, integrity and values. The committee searches for candidates that have an inquisitive and objective perspective, practical wisdom, mature judgment and a dedication to the long-term interests of the shareholders. The Company endeavors to have a Board with diverse experience in many types of business and the current Board members have backgrounds which include manufacturing, finance, media, investments, construction, law and national defense. The Nominating/Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best advance the success of the Company and represent stockholder interests through the exercise of sound judgment and calling upon the group's diversity of experience in these various areas. In searching for qualified director candidates to stand for election to the Board and to fill vacancies on the Board, the Nominating/Corporate Governance Committee solicits current Directors for the names of potential qualified candidates and may ask directors to pursue their own business contacts for the names of potentially qualified candidates. In the future, the Nominating/Corporate Governance Committee may retain search firms or consult with outside advisors to assist in the search for qualified candidates.

In addition, the Nominating/Corporate Governance Committee will consider candidates proposed by stockholders. To be considered by the Nominating/Corporate Governance Committee, nominations to be made by a stockholder shall be made pursuant to a written notice received by the Secretary of the Company not less than 90 days prior to such meeting. Such stockholder's notice to the Secretary must set forth (a) the name and address as they appear on the Company's books, of the stockholder who intends to make the nomination, (b) the name, age, occupation, business and residence addresses, if known, and the principal occupation of each person whom the stockholder intends to nominate, (c) a representation that the stockholder is a holder of the Company's stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (d) a description of all arrangements and understandings between the stockholder and each person the stockholder intends to nominate and each other person or persons, if any (naming such person or persons and stating the beneficial ownership of securities of the Company or each such person), (e) such additional information with respect to each nominee proposed by the stockholder as would have been required to be included in a proxy statement pursuant to the then effective proxy rules of the SEC, had each such proposed nominee been nominated by the Board of Directors of the Company, and (f) a consent to be nominated and to serve as a director, if elected, signed by each such proposed nominee.

Once the Nominating/Corporate Governance Committee has identified a prospective nominee, the Committee makes a determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee at the time of the recommendation of the prospective candidate, as well as the Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below.

The Committee then evaluates the prospective nominee against the standards and qualifications set forth below and in the Committee's Charter and as set forth in the Company's Corporate Governance Guidelines, including:

  the prospective nominee's personal and professional integrity, ethics and values;

  the prospective nominee's experience in corporate management, such as serving as an officer or former officer of a publicly held company;

  whether the prospective nominee has had broad business, governmental, non-profit or professional experience that indicates that the prospective nominee will be able to make a significant contribution to the Board's discussion on the assortment of issues facing the Company;

  whether the prospective nominee has special skills, expertise and background that add to and complement the range of skills, expertise and background of the current members of the Board;

  the prospective nominee's experience as a board member of another publicly held company;

  the nature of and time involved in a prospective nominee's service on other boards and/or committees;

  the extent of the prospective nominee's practical and mature business judgment; and finally the prospective nominee's ability to capably represent the interests of the shareholders.

The Committee also considers such other relevant factors as it deems appropriate. After completing the evaluation, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee and meeting with the prospective nominees who are not currently members of the Board.

Fees for Board and Committee Service

Directors who are compensated as full-time employees of the Company receive no additional compensation for service on the Board of Directors or its committees. Each Director who is not a full-time employee of the Company is paid $16,000 per annum excepting the Chairman of the Board who is paid $50,000 per annum for his services. The Chairman of the Audit Committee is paid an additional $10,000 per annum for his services at all Audit Committee meetings. He is not paid an attendance fee for Audit Committee meetings. Directors also receive an attendance fee of $1,200 for each meeting attended in person and $600 for each meeting attended by telephone or internet and their expenses for attending Board and committee meetings are reimbursed.

Communication with the Board

Stockholders who want to communicate with the Board of Directors or any of its committees may do so by addressing their correspondence to the board member or members, c/o the Corporate Secretary, Todd Shipyards Corporation, 1801 16th Avenue SW, Seattle, Washington 98134.

Code of Ethics and Conduct Guidelines

The Company has adopted a Code of Ethics and Conduct Guidelines that is applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer and controller, as well as the members of the Board of Directors. The Code of Ethics and Conduct Guidelines is available on the Company's website at www.toddpacific.com. A copy may also be obtained from the Corporate Secretary at Todd Shipyards Corporation, 1801 16th Avenue SW, Seattle, Washington 98134. The Company intends to post any amendments to or waivers from its Code of Ethics and Conduct Guidelines (to the extent applicable to the Company's chief executive officer, principal financial officer, principal accounting officer and controller or any other officer or director) at this location on its website.

Ethics Hotline

Todd encourages employees to report possible ethical issues. The Company maintains an ethics hotline that is available 24 hours a day, seven days a week to receive reports of ethical concerns or incidents, including, without limitation, concerns about accounting, internal controls or auditing matters. The ethics hotline number can be found on the Company's intranet. All such calls are received by the Internal Audit Manager and are referred to the chairman of the audit committee for investigation and disposition where warranted. The Company prohibits retaliatory action against any employee for raising legitimate concerns or questions regarding ethical matters, or for reporting suspected violations of the Company's Code of Ethics and Conduct Guidelines.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires directors, certain officers and greater-than-10% shareholders ("Reporting Persons") of all publicly-held companies to file certain reports ("Section 16 Reports") with respect to beneficial ownership of such companies' equity securities.

Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representation by them that no Form 5 was required, all Section 16(a) filing requirements applicable to the Company's Reporting Persons during and with respect to fiscal year 2005 have been complied with on a timely basis. On August 5, 2004, David E. Jeremiah, USN (Ret.) filed an initial Form 3 report due during the preceding fiscal year.

EXECUTIVE OFFICERS

The following is a list of the Executive Officers of the Company as of July 11, 2005:

Stephen G. Welch	Chief Executive Officer and President
Scott H. Wiscomb	Chief Financial Officer and Treasurer
Michael G. Marsh	Secretary and General Counsel
Thomas V. Van Dawark	President and Chief Operating Officer (Todd
Pacific Shipyards Corporation)

Patrick W.E. Hodgson serves as the Chairman of the Board but as of April, 2004 no longer serves as an executive officer of the Company.

Biographical information with respect to executive officers who have been employed by the Company for less than five years is presented below.

Thomas V. Van Dawark (age 59) - Officer since 2003

Mr. Van Dawark has been in his current position as President and Chief Operating Officer of Todd Pacific Shipyards Corporation, a wholly owned subsidiary of Todd Shipyards Corporation, since June 4, 2003. Prior to joining Todd Pacific, he served as President and CEO of Marine Resources, Inc. from 2000 to 2002 and President and Chief Executive Officer of Foss Maritime Co. from 1986 to 2000, both in Seattle, Washington. Marine Resources, Inc. is a holding and support company composed of five marine companies including Foss Maritime Co.

EXECUTIVE COMPENSATION

Cash Compensation

The following table sets forth all compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and each of the Company's five most highly compensated executive officers whose compensation exceeded $100,000:

	Annual Compensation			Long Term Compensation	All Other Compensation
NAME AND PRINCIPAL POSITION	Year	Salary	Bonus (4)	Stock Option Awards (Shares)	Other

Patrick W.E. Hodgson (1)	2005	$ 3,846	$ -	$ -	$ 99
Chairman of the	2004	100,000	-	-	713
Board of Directors	2003	100,000	-	-	396
Todd Shipyards

Michael G. Marsh	2005	156,938	79,210	-	507
Secretary and General	2004	151,095	-	-	496
Counsel	2003	145,339	50,000	-	169
Todd Shipyards and
Todd Pacific Shipyards

Thomas Van Dawark (2)	2005	202,555	142,578	-	709
President	2004	160,000	-	100,000	589
Todd Pacific Shipyards

Stephen G. Welch (3)	2005	310,785	316,840	-	785
Chief Executive Officer	2004	302,623	-	-	743
Todd Shipyards and	2003	289,723	522,000	-	421
Todd Pacific Shipyards

Scott H. Wiscomb	2005	173,200	95,052	-	892
Chief Financial	2004	161,500	-	-	880
Officer and Treasurer	2003	152,423	52,333	-	534
Todd Shipyards and
Todd Pacific Shipyards

(1) Mr. Hodgson continues to serve the Company as the Chairman of the Board but as of April 2004, no longer serves as an executive officer. He is compensated $50,000 per year in his role as Chairman and receives the same meeting fees as the other directors. Mr. Hodgson is also reimbursed for his costs in serving as Chairman and attending meetings.

(2) Mr. Van Dawark was elected to his current position by the Board of Directors and assumed his responsibilities on June 4, 2003.

(3) Mr. Welch's bonuses include $0 and $300,000 in employment contract renewal amounts in fiscal years 2004 and 2003 respectively. These amounts were based on an employment contract entered into in fiscal year 2001.

(4) Pursuant to the Todd Shipyards Corporation Executive Incentive Compensation Plan, the 2005 bonuses awarded to the four Executive Officers of the Company are payable over a three year period. The first payment, representing 50% of the awarded amount, was paid in June 2005. The second payment, representing 25% of the awarded amount, will be paid in June 2006 and the final payment, also representing 25% of the awarded amount, will be paid in June 2007. Each Executive Officer's right to receive the 2006 and 2007 payments is fully vested but is contingent upon the Executive Officer being employed with the Company at the designated time of each subsequent payment. (Please see description of the Executive Officer Incentive Plan in the Report of the Compensation Committee.)

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants

The following table sets forth certain information regarding options exercised by the named executives during the fiscal year ended April 3, 2005, the total gain realized upon exercise, the number of stock options held at the end of the year, and the realizable gain of the stock options that are in-the-money. The value realized on exercise is determined by calculating the difference between the price of the Company's Common Stock and the exercise price of the options at the date of exercise, multiplied by the number of shares exercised. In-the-money stock options are stock options with exercise prices that are below the year-end stock price because the stock value increased from the grant value. No options were granted during the fiscal year ended April 3, 2005.

	Shares Acquired on Exercise	Value Realized on Exercise (1)	Total Number of Unexercised Options at Fiscal year-end	Value of Unexercised In-The-Money Options at Fiscal year-end (1)(2)
			Exercisable / Unexercisable (#)	Exercisable / Unexercisable ($)
M. Marsh	6,000	56,775	80,000	972,000
			0	0
T. Van Dawark	0	0	33,333	160,332
			66,667	320,668
S. Welch	0	0	210,000	2,614,500
			0	0
S. Wiscomb	14,500	152,975	36,500	443,475
			0	0

1. The Company has no granted or outstanding Stock Appreciation Rights.

  The Value of Unexercised In-the-Money Options is based upon the closing price of the Company's Common Stock on the New York Stock Exchange on April 3, 2005 of $19.00 per share.

The Company did not have any Restricted Stock Awards or Long-Term Equity Incentive Payouts either granted or outstanding in fiscal year 2005. As a result of the foregoing, the Company has not included such information in the above presented tables since disclosure is not applicable.

TODD SHIPYARDS CORPORATION RETIREMENT SYSTEM

The Todd Shipyards Corporation Retirement System as amended as of July 1, 2002 (the "Retirement Plan") is a pension plan originally established by the Company on August 1, 1940 to provide lifetime retirement benefits to eligible employees. The Retirement Plan is a qualified defined benefit plan under the Employee Retirement Income Security Act and covers all employees of the Company who have completed six months of continuous service (as defined). The Retirement Plan is administered by a committee (the "Retirement Board") of not less than three persons appointed by the Board of Directors. On June 30, 1993 the Board of Directors approved an amendment to the Retirement Plan to freeze membership in the Retirement Plan, declining membership to any persons hired after July 1, 1993. However, in fiscal year 2001, the Board of Directors authorized the reopening of the Retirement System to current employees previously not eligible and to new employees hired after June 30, 2000. Accordingly, Messrs. Marsh, Van Dawark, Welch, and Wiscomb currently participate in the Retirement System.

A participant is generally eligible for a benefit under the Retirement Plan on his or her normal retirement date, which is age 65. The normal annual retirement allowance payable upon retirement is equal to 1 3/4% of the participant's average final compensation (as defined) multiplied by his years of credited service (as defined), reduced by the lesser of (i) 1/2% of the employee's covered compensation (as defined) for each year of credited service not in excess of 35 years or (ii) 50% of the benefit that would be provided if the benefit were limited to the employer-provided portion based on the employee's covered compensation and had been determined without regard to the reduction.

Payment of benefits under the Retirement Plan are normally paid in an annuity form beginning at age 65, with reductions for commencement of benefits prior to age 65. Participants demonstrating good health can elect a lump sum form of payment.

Compensation covered by the Retirement Plan includes salary and any cash bonuses as indicated in the Cash Compensation Table above. The Pension Plan Table below indicates the annual pension benefits payable as a straight life annuity upon retirement for individuals with specified compensation levels and years of service. Current law limits the Average Final Compensation that may be considered in calculating a pension benefit to $210,000. The benefits reflect an estimated deduction for the offset described above. The estimated credited years of service for Messrs. Marsh, Van Dawark, Welch, and Wiscomb at age 65 is 37 years, 7 years, 22 years, and 11 years, respectively.

Pension Plan Table
			Years of Service
Average Final Compensation	15	20	25	30	35

$105,000	$24,095	$32,126	$40,158	$48,190	$56,221
$157,500	$37,876	$50,501	$63,127	$75,752	$88,377
$210,000	$51,657	$68,876	$86,096	$103,315	$120,534

TODD SHIPYARDS CORPORATION SAVINGS INVESTMENT PLAN

The Todd Shipyards Corporation Savings Investment Plan as amended and restated as of April 1, 2002 (the "Savings Plan") is a profit sharing plan originally established on July 1, 1984 to provide retirement benefits to participating employees. The Savings Plan is intended to comply with Section 401(k) of the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

The Savings Plan covers all full-time administrative employees of the Company with at least six months of service prior to September 17, 2004 amended to date hired effective September 17, 2004. Under the Savings Plan, a participant may elect to make before-tax contributions by reducing eligible compensation (as defined) to an amount equal to a percentage of such compensation from 1% up to and including 75%. Prior to March 31, 1989, participants were permitted to make after-tax contributions to the Savings Plan; however, no such contributions have been permitted since such date although such accounts continue to be credited with investment earnings and losses. Each participant may direct the committee, which administers the Savings Plan, to invest his or her before-tax contributions among the available investment options which include, at present, a range of domestic and foreign equity and bond funds.

Under the terms of the Savings Plan, the Company contributes an amount up to 2.4% of each participant's annual salary depending on the participant's Savings Plan contributions. In fiscal year 2005, the Company contributed approximately $167,000 to the Savings Plan.

Each participant has a 100% vested, non-forfeitable right to all before-tax contributions. Each participant has a vested, non-forfeitable right to any employer matching contributions made to his or her account based on a two year cliff-vesting schedule.

Benefits under the Savings Plan are payable only in the form of a lump sum payment upon request at any time after termination of employment.

Employment Arrangements

On June 4, 2003, Thomas V. Van Dawark was hired as President and Chief Operating Officer of Todd Pacific under a three-year employment agreement for his services. The terms of the agreement included an initial base salary of $200,000 per year, a grant of options to purchase 100,000 of common stock in the Company, and participation in a bonus plan applicable to the Company's executive officers. The options vest over a three-year period. The vesting of such options will accelerate in the event a change of control of the Company. Generally such options are non-transferable and exercisable solely by Mr. Van Dawark while employed by the Company. Mr. Van Dawark's employment agreement was filed as an exhibit with the Company's Form 10-K Annual Report on June 10, 2003.

On February 7, 2001, the Company renewed and extended its employment of Stephen G. Welch as President and Chief Executive Officer of the Company for a three-year term expiring on February 6, 2004. The terms of the renewal included significant cash and equity incentives intended to retain Mr. Welch's services. Mr. Welch's annual base compensation at the end of fiscal year 2005 was $310,000. In addition to base compensation, the compensation and incentive arrangements for Mr. Welch included:

  Cash bonuses aggregating $750,000 of which $200,000 was paid upon execution of the agreement; $250,000 was paid on February 7, 2002 and $300,000 was paid on February 7, 2003.

  Options to purchase up to an aggregate of 240,000 shares of the Company's Common Stock at a price of $6.55 per share, expiring on February 6, 2011. Such options were vested and became exercisable as to 80,000 shares on February 7, 2002, and as to the remaining 160,000 shares in equal monthly installments over the then succeeding two years. The options to purchase 240,000 shares of the Company's common stock are now fully vested. Generally such options are non-transferable and exercisable solely by Mr. Welch while employed by the Company.

In connection with the foregoing options, the Company has also granted Mr. Welch certain limited rights to require the Company to repurchase shares acquired upon exercise of the options at a price of $8.00 per share. These "put" rights expire on February 6, 2006, if not theretofore exercised and may be exercised, in whole or in part, only one time. The put rights are applicable solely to shares acquired pursuant to vested option rights under the options granted to Mr. Welch on February 7, 2001, and will expire prior to February 6, 2006 in the event the Company terminates his employment prior to that date.

Mr. Welch participates along with the three other Executive Officers in the Todd Shipyards Corporation Executive Incentive Compensation Plan which is summarized in the Report of the Compensation Committee and was filed as an exhibit in its entirety with the Company's Form 10-K in June 2005.

Pursuant to its provisions, Mr. Welch's employment contract automatically renews on a year-to-year basis unless either party terminates the agreement by notice given at least sixty (60) days prior to the end of the initial term or any successive term. Under this provision, the agreement is currently scheduled to terminate on February 7, 2006.

The Executive Officers' annual salaries as of July 11, 2005 are:

Stephen G. Welch Chief Executive Officer and President $318,000

Scott H. Wiscomb Chief Financial Officer and Treasurer $184,000

Michael G. Marsh Secretary & General Counsel $163,100

Thomas V. Van Dawark President and Chief Operating Officer $211,000

(Todd Pacific Shipyards Corporation)

ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

None of the members of the Company's Compensation Committee (i) were, during the fiscal year, an officer or employee of the Company; (ii) were formerly an officer or employee of the Company; or, (iii) had any relationship requiring disclosure by the Company as Certain Relationships and Related Transactions.

None of the executive officers of the Company served as a member of a compensation committee of any entity whose executive officers or directors served on the Compensation Committee of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee (the "Committee") of the Board of Directors establishes the general compensation policies of the Company, administers the Company's Incentive Stock Compensation Plan and establishes the cash compensation of executive officers. The Committee is also responsible for establishing the compensation of the Chairman of the Board of Directors, its members and the chairmen and members of the respective committees. Compensation decisions are subject to ratification by the full Board of Directors. The Committee is currently composed of three independent, non-employee directors who have no interlocking relationships as defined by the SEC.

The Committee believes that executive officer compensation, including that of the Chief Executive Officer, should be heavily influenced by Company performance and achievement of goals. Annually, the Committee establishes each executive officer's cash and incentive compensation based on the Board of Directors' evaluation of the Chief Executive Officer, and the evaluation by the Board of Directors and Chief Executive Officer of the other executive officers. The officers' past performance and relative impact on the success of the Company and the achievement of its goals is included in such evaluations.

The Committee has developed a compensation strategy for the Company's executive officers, that provides incentives for (i) short and long-term strategic management, (ii) enhancement of stockholder value, (iii) improving the Company's annual and long-term performance, (iv) individual performance, and (v) other criteria designed to further align the interests of the Company's officers with those of its stockholders. The Committee and the Board of Directors believe that the executive officers' ownership of an equity interest in the Company is an incentive in building shareholder value and aligning the long-term interests of management and stockholders.

During fiscal year 2004, the Committee worked with the compensation consulting firm of Watson Wyatt to design an incentive compensation plan for the Company's executive officers. The Committee approved the Todd Shipyards Corporation Executive Incentive Compensation Plan which is based on the sharing of a percentage of the Economic Profit achieved by the Company's shipyard operations.

The plan was designed with the following objectives in mind:

  Provide an incentive for executives to create lasting economic value for the benefit of Todd shareholders;

  Tie incentive awards to shareholder rewards based on objective criteria and a formula-driven share line;

  Focus executive management's attention on key financial measures;

  Ensure Todd's executive compensation packages remain competitive with other employers with similar employees in comparable positions and relevant geographic locations;

  Provide a plan with clear boundaries, clear mechanics and clear rules that is easy to administer.

For purposes of the plan, Economic Profit is defined as net operating profit after cash taxes, minus a capital charge for the invested capital used to generate the net operating profit. The capital charge is equal to 10% of the capital invested in the shipyard operations. Pursuant to the plan, the four executive officers of the Company receive a combined 10% of the Economic Profit of the shipyard in shares that vary in accordance with their positions. Any incentive compensation payments earned by the officers under the plan are payable in three annual installments in the respective amounts of 50%, 25% and 25% of the amount earned by the executive in any fiscal year. The plan also provides for certain events that would cause the forfeiture of the payment of amounts which have been earned but are unpaid under the plan, and certain events which would cause the acceleration in the payment of amounts earned under the plan. Based on the financial performance of the Company in fiscal year 2005, incentive compensation was awarded to the executive officers as set forth in the Executive Compensation chart above.

Joseph D. Lehrer

David E. Jeremiah

William L. Lewis

The material in this Report of the Compensation Committee and the following Report of the Audit Committee, and the accompanying Performance Graph on the Company's stock performance are not "soliciting material," and are not deemed "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Exchange Act, and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee (the "Committee") oversees the Company's internal controls and financial reporting process on behalf of the Board of Directors. The Audit Committee Charter is set forth in Appendix A to this Proxy Statement.

Management has the primary responsibility for the consolidated financial statements and the reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the Company's audited consolidated financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements with United States generally accepted accounting principles, the auditor's judgments as to the quality, not just the acceptability, of the Company's accounting principles, the Company's internal control over financial reporting, and such other matters as are required to be discussed with the Committee under standards of the Public Company Accounting Oversight Board (United States). In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non audit services with the auditors' independence.

The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee met with the independent auditors and management to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held four (4) meetings during fiscal year 2005.

The Committee also met separately with the internal auditor, without management present, to discuss the results of his examinations and his audit plan for fiscal year 2006. (The internal auditor reports directly to the Audit Committee.) Additionally, the chairman of the Committee met monthly with the internal auditor and senior financial staff to review progress against the plan for compliance with the requirements of the Sarbanes-Oxley Act of 2002.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended April 3, 2005 for filing with the Securities and Exchange Commission.

Steven A. Clifford, Audit Committee Chair

Brent D. Baird, Audit Committee Member

Philip N. Robinson, Audit Committee Member

PERFORMANCE GRAPH

The following graph compares the Company's Common Stock performance (Company-Index) to that of the Dow Jones US Total Market Index (DOW-Index) and the Dow Jones US Commercial Vehicles & Trucks Index (DJCVT-Index), all of which assume the reinvestment of dividends. In previous years, the Company used for the following graph the Dow Jones Transportation Equipment Index, which has been realigned by a new method for classifying companies by lines of business. The Company is now included in the Dow Jones Commercial Vehicles & Trucks Index.

The following table outlines the points used in the performance graph. Company = Todd Shipyards Corporation; DJCVT = Dow Jones US Commercial Vehicles & Trucks Index; DOW = Dow Jones US Total Market Index.

Dates	Company Index	DJCVT Index	DOW Index
April 2, 2000	100.00	100.00	100.00
April 1, 2001	90.32	106.84	76.15
March 31, 2002	140.00	143.21	77.09
March 30, 2003	168.65	123.94	59.04
March 28, 2004	219.69	203.85	78.56
April 3, 2005	257.38	233.16	85.34

The information presented in the performance graph indicates that $100 invested in the Company's Common Stock on April 2, 2000 would be worth $257.38 on April 3, 2005, which represents a compound annual rate of return of approximately 20.8%. The same amount hypothetically invested in the Dow Jones US Commercial Vehicles & Trucks Index would be worth $233.16, representing a compound annual gain of 18.4%. Also, $100 invested in the Dow Jones Industrial Averages would be worth $85.34, which represents a compound annual loss of approximately 3.1%.

Additional Information Regarding Equity Compensation Plans

The following table sets forth information regarding the Company's equity compensation plans in effect as of July 1, 2005. Each of the company's equity compensation plans is an "employee benefit plan" as defined by Rule 405 of Regulation C of the Securities Act of 1933.

Securities Authorized for Issuance Under Equity Compensation Plans

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of common stock remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders:	676,500	$8.42	250,000
Equity compensation plans not approved by shareholders:	0	---	0
Totals:	676,500	$8.42	250,000

Independent Auditor's Fees

Audit Fees

The aggregate fees that the Company paid or accrued for professional services rendered by the Company's independent outside auditors, Ernst & Young LLP, for the audit of the Company's annual financial statements, timely quarterly reviews and the audit of internal control over financial reporting for the fiscal years ended April 3, 2005 and March 28, 2004 were $271,564 and $169,626, respectively.

Audit Related Fees

The aggregate fees that the Company paid or accrued for professional services rendered by Ernst & Young LLP for audit related services for fiscal years 2005 and 2004 were $18,510 and $2500 respectively.

Tax Fees

The aggregate fees that the Company paid or accrued for professional services rendered by Ernst & Young for tax services for fiscal years 2005 and 2004 were $73,578 and $121,637 respectively.

All Other Fees

There were no other fees paid or accrued for professional services by Ernst & Young for fiscal years 2005 and 2004.

PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to shares of the Common Stock which are held by (i) persons known to the Company to be the beneficial owners of more than 5% of said stock, (ii) each current Director, (iii) each Nominee, (iv) all current executive officers and Directors as a group, and (v) all Nominees as a group. For purposes of this proxy statement, beneficial ownership of securities is defined in accordance with the rules of the SEC and more generally as the power to vote or dispose of securities regardless of any economic interest therein. Unless otherwise indicated, the stockholders have sole voting and investment power with respect to the shares indicated. All information set forth on the following table is as of July 1, 2005, except as otherwise noted, and is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons to the Company.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)

Brent D. Baird	122,200	(3)	2.3%
Steven A. Clifford	8,000		--
Patrick W.E. Hodgson	79,700		1.5%
David E. Jeremiah	0
William L. Lewis	0
Joseph D. Lehrer	2,000		--
Philip N. Robinson	5,000		--
Stephen G. Welch	251,163	(4)	4.5%
Dimension Fund Advisors	336,200		6.2%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401
John D. Weil	450,000	(5)	8.3%
200 North Broadway, Ste. 825
St. Louis, MO 63102-2573
All Current Directors and Executive	687,263	(6)	11.8%
Officers as a Group (11 persons)
All Nominees as a Group (8 persons)	468,063	(7)	8.3%

(1) All beneficial ownership is sole and direct unless otherwise noted.

(2) No percent of class is given for holdings less than one percent of the outstanding Common Stock.

(3) Brent Baird owns directly 39,700 shares of which 7000 shares are held in a retirement plan for Mr. Baird. Mr. Baird may be deemed to have indirect ownership of 20,000 shares held by his wife. The figure in the table also includes shares held by persons and organizations who may be deemed to be Mr. Baird's associates, as defined in Rule 14a-1(a) under the Securities Exchange Act of 1934, as amended. Mr. Baird may be deemed to have shared voting power and/or dispositive power over such shares. However, Mr. Baird disclaims shared voting power, shared dispositive power and/or economic ownership of all such shares deemed to be indirectly beneficially owned.

(4) Includes 11,163 shares held through the Savings Plan as of July 1, 2005, and 210,000 shares subject to options exercisable at July 1, 2005.

(5) John Weil has sole voting and dispositive powers over the shares but does not hold them directly nor does he have sole economic benefit.

(6) Includes an aggregate of 393,166 shares subject to options exercisable at July 1, 2005 and an aggregate of 11,163 shares held through the Savings Plan as of July 1, 2005.

(7) Includes an aggregate of 210,000 shares subject to options exercisable at July 1, 2005 and an aggregate of 11,163 shares held through the Savings Plan as of July 1, 2005.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

The Company has retained the law firm of Greensfelder, Hemker & Gale, P.C., of which Mr. Lehrer is a stockholder and officer, relating to various matters.

Messrs. Hodgson and Baird are members of the Board of Directors of M&T Bank Corporation whose wholly owned subsidiary, M&T Bank, serves as the Company's principal depository. The Company pays usual and customary fees to M&T Bank for its banking services.

SOLICITATION OF PROXIES

The Company will bear the entire cost of preparing, assembling, printing and mailing this proxy statement and the enclosed form of proxy or voting instruction form (as the case may be), and of soliciting proxies. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for their reasonable out-of-pocket expenses in connection with such solicitation. The initial solicitation of proxies by mail may be supplemented by telephone, telegram and in-person solicitation by directors, nominees for director, officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

The Company has retained W.F. Doring and Company to solicit proxies from individuals, brokers, bank nominees and other institutional holders. W.F. Doring and Company will be paid fees of approximately $2,500, and will be reimbursed for their reasonable expenses in connection with this solicitation.

Except as described in this proxy statement, to the best of the Company's knowledge, no person who has been a Director or executive officer of the Company since the beginning of its last fiscal year, no Nominee, nor any associate of the foregoing, has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon, other than elections to office.

Individuals, brokers, banks and other institutional holders should direct questions concerning this solicitation or the procedure to be followed to execute and deliver a proxy to W.F. Doring and Company at (201) 823-0013.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Stockholders desiring to exercise their rights under the SEC's proxy rules to submit proposals for consideration by the stockholders at the 2006 Annual Meeting are advised that their proposals must be received by the Company no later than April 30, 2006 in order to be eligible for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

ANNUAL REPORT TO STOCKHOLDERS

The 2005 Annual Report of the Company, which includes consolidated financial statements for the fiscal period ended April 3, 2005 is being mailed to the stockholders with this proxy statement. The Annual Report is not to be considered part of the soliciting material.

OTHER MATTERS

The Board of Directors is not aware of any business to be presented at the Meeting, except the matters set forth in the Notice of Annual Meeting and described in this proxy statement. If any other matters properly come before the Meeting, the persons designated as agents in the enclosed form of proxy will vote on such matters in accordance with their best judgment.

COPIES OF THE COMPANY'S REPORT ON FORM 10-K TO THE SEC CAN BE OBTAINED WITHOUT CHARGE BY STOCKHOLDERS (INCLUDING BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK).

SHAREHOLDER RELATIONS DEPARTMENT

TODD SHIPYARDS CORPORATION

1801-16TH AVENUE SW

SEATTLE, WASHINGTON 98134

Michael G. Marsh

Secretary and General Counsel

July 27, 2005

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

of

TODD SHIPARDS CORPORATION

This Audit Committee Charter ("Charter") was adopted by the Board of Directors ("Board") of Todd Shipyards Corporation ("Company") on May 21, 2004.

I. Purpose

The Audit Committee of Todd Shipyards Corporation is a standing committee of the Board of Directors of the Corporation established by action of the Board permitted under the By-Laws of the corporation and the Delaware General Corporation Law. The primary objective and role of the Audit Committee is to assist the Board in fulfilling the Board's responsibilities by reviewing (i) the financial information provided by the corporation to shareholders and others, (ii) the accounting practices and principles followed by the corporation, (iii) compliance with the established accounting practices and principles, (iv) the process by which financial information is generated and audited, and (v) compliance with legal and regulatory requirements. It is intended that such review shall address the appropriateness and quality of the corporation's financial reporting as well as its adequacy and accuracy.

II. Membership

The Audit Committee shall consist of at least three members of the Board of Directors appointed annually by the full Board of Directors following its first meeting subsequent to its election at the Annual Meeting of Shareholders of the corporation. Each person appointed to membership on the Audit Committee shall be independent of management of the Company in accordance with criteria established by the principal market for the Company's Common Stock, applicable laws, and rules and regulations of the Securities and Exchange Commission ("SEC"). Each person appointed to membership on the Audit Committee shall be financially literate and at least one member of the Committee shall be an "audit committee financial expert" as that term is defined in Section 401(h) of Regulation S-K promulgated by the SEC. The Board of Directors may remove any member of the Committee during the period of appointment. The Audit Committee shall select from its members a Chairman.

III. Meetings and Procedures

The Chairman shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company's certificate of incorporation or bylaws that are applicable to the Committee.

The Committee, in its entirety, shall meet at least twice per year and more frequently as the Committee deems necessary. The Committee (or the Committee Chairman if so designated by the Committee) shall also meet quarterly to review the Company's Form 10-Q prior to its filing.

The Company shall provide appropriate funding to be used as determined in the discretion of the Audit Committee to provide for the payment of compensation (i) to the Company's independent auditors in connection with the issuance of such auditors' report upon the financial statements of the Company and (ii) to such independent counsel or other advisers as may be deemed necessary or appropriate by the Audit Committee in fulfilling its role hereunder.

The Chairman of the Committee shall report to the Board following meetings of the Committee and as otherwise requested by the Chairman of the Board.

The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV. Duties and Responsibilities

The Audit Committee shall exercise an oversight function with respect to the Company's preparation and dissemination of financial information and shall report on such topics to the Board of Directors. This review function to be performed by the Audit Committee is not intended to relieve the Company's financial management executives from responsibility for maintaining and presenting financial information nor to relieve the independent auditors engaged by the corporation from their responsibilities. The goal of the Audit Committee's activities is to maintain free and open communications among the Company's directors, independent auditors, and internal financial management and accounting staffs as a means of achieving full and fair financial disclosure. The Manager of Internal Audit shall report directly to the Chairman of the Audit Committee and shall provide to the Audit Committee copies of all significant reports provided by Internal Audit to management, together with copies of management's responses thereto.

Although it is expected that the Audit Committee will adopt flexible policies and procedures in order to address changing conditions and concerns, it is expected that the following tasks will be performed by the Audit Committee on a recurring basis:

  The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the Audit Committee, as representatives of the Company's shareholders. The Audit Committee is directly responsible for the appointment, compensation, and oversight of the work of the independent auditors. The Audit Committee shall pre-approve (or establish procedures for pre-approval) any non-audit services to be provided to the Company by the independent auditors. The Audit Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Audit Committee shall discuss with the independent auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Audit Committee shall review and recommend to the Board the selection of the Company's independent auditors.

  The Audit Committee shall discuss with management and the independent auditors the overall scope and plans for the audit including the adequacy of staffing and compensation. The Audit Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. The Audit Committee shall meet separately with the independent auditors and with internal audit personnel, with and without management present, to discuss the results of their examinations.

  The Audit Committee shall discuss and review with management and or the independent auditors, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, if any, on the financial statements of the Company.

  The Audit Committee shall review the interim financial statements and the MD&A with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. The Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The Committee shall also review the earnings press release prior to issuance. The chairman of the Audit Committee may represent the entire committee for the purposes of such reviews.

  The Audit Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The review shall also include the press release announcing earnings, the MD&A as included in the 10-K and a review with management of reports on internal controls. The Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

  The Audit Committee shall discuss policies with respect to risk assessment and risk management. The Audit Committee shall further discuss with the Company's General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company's business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies.

  The Audit Committee shall review the internal audit department's staffing, budget and responsibilities. The Committee shall review and approve the internal audit plan and shall also communicate with the Manager of Internal Audit at any time, as needed, to address concerns.

  The Audit Committee shall receive copies of and review on a timely basis reports from the independent auditors (including any other outside auditors) together with copies of all material written correspondence between such auditors and management.

  The Audit Committee shall review and evaluate the qualifications, performance and independence of the lead partner assigned to the engagement by the independent auditors.

  The Audit Committee shall set clear hiring policies applicable to the hiring of employees or former employees of the independent auditors by the Company.

  The Audit Committee shall review and discuss with management the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies.

  The Audit Committee shall prepare the report of the Audit Committee as required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Audit Committee shall conduct and present to the Board an annual performance evaluation of the Committee, including its recommendation (if any) for changes in this Charter.

V. Ratification, Amendments and Disclosure

This Charter has been adopted by the Members of the Audit Committee and confirmed by the Board of Directors of the Company. No amendment to the Charter or action of the Board of Directors which would limit or restrict the duties, responsibilities, powers and rights of the Audit Committee or which would alter the qualifications for membership on the Audit Committee shall be effective without the consent of a majority of the members of the Audit Committee.

This Charter shall be made available on the Company's web site at www.toddpacific.com and to any shareholder who otherwise requests a copy. The Company's Annual Report to Shareholders shall state the foregoing.